James C. Bastian, Jr. – Bar No. 175415
SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive, Suite 300
Foothill Ranch, California 92610
Telephone: (949) 340-3400
Facsimile: (949) 340-3000

Attorneys for Creditor,
Window Rock Enterprises, Inc.

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION

In re **NATURADE, INC., a Delaware corporation, dba Ageless; dba Symbiotics; dba Re-Vivex,** Debtor.	Case No. SA 06-11493 RK Chapter 11 **STIPULATION BETWEEN THE DEBTOR AND WINDOW ROCK ENTERPRISES, INC. RE RESOLUTION OF OBJECTION TO CONFIRMATION OF DEBTOR'S FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION; AND ORDER THEREON** Date: February 26, 2007 Time: 1:30 p.m. Place: Courtroom 5D Ronald Reagan Federal Building and United States Courthouse 411 West Fourth Street Santa Ana, California 92701

TO THE HONORABLE ROBERT KWAN, UNITED STATES BANKRUPTCY JUDGE:

Naturade, Inc., a Delaware corporation, dba Ageless; dba Symbiotics; dba Re-Vivex (the "Debtor"), Claimant, Window Rock Enterprises, Inc. ("WRE") and Redux Holdings, Inc. ("Redux") (collectively, the "Parties"), hereby enter into this Stipulation with respect to the following:

RECITALS

1. The Debtor filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on August 31, 2006 (the "Petition Date").

2. WRE asserts that as of the Petition Date and subsequent thereto, the Debtor was indebted to WRE in connection with various transactions made between WRE and One World Science, Inc. ("OWS"), a wholly owned subsidiary of Redux.

3. On December 11, 2006, WRE filed a proof of claim in this proceeding asserting a general unsecured claim for $304,970.50 on account of WRE inventory transferred to OWS ("WRE Inventory") and an administrative claim for $50,301.05, for a total claim of $355,271.55 which was assigned number 117 by the Court (the "WRE Claim").

4. On January 9, 2007, the Debtor filed its Fourth Amended Chapter 11 Plan of Reorganization (the "Plan"). The Plan provides for a cash infusion by Redux along with contributions to be made by OWS and Redux.

5. On February 6, 2007, WRE cast a ballot rejecting the Plan (the "Ballot") and filed its Objection to confirmation of the Plan (the "Objection") raising its concerns about various conflicts between the Debtor, WRE and Redux with regard to consummation and feasibility of the Plan and whether the Plan has been proposed in good faith.

6. The Debtor and Redux refute the WRE Claim and assert that it is not a valid claim against the Debtor. The Debtor asserts that it has no liability of any nature whatsoever to WRE.

7. Redux asserts that it has no obligation to pay WRE on account of the WRE Claim.

8. The Debtor asserts that WRE has no legal standing to file the Objection and that the Objection is without merit.

9. The Parties desire to resolve the disputes regarding the pending confirmation of the Plan and the WRE Claim.

WHEREFORE, in consideration of the promises, the mutual obligations and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. WRE hereby withdraws its Objection to the Plan.

2. Based upon its withdrawal of the proof of general unsecured claim, WRE withdraw its Ballot.

3. WRE hereby acknowledges and agrees that it supports the confirmation of the Fifth Amended Joint Chapter 11 Plan of Reorganization filed jointly by the Debtor and by Health Holdings & Botanicals, LLC (the "Joint Plan").

4. The dispute regarding the WRE Claim shall be compromised as follows:

a. The Debtor shall withdraw its general unsecured claim in the amount of $304,970.50.

b. Any order confirming the Debtor's Plan or Joint Plan, as may be modified at or prior to the time of confirmation, shall provide that WRE shall be paid the amount of $71,057.21 on the Effective Date of such Plan in satisfaction of any administrative claim asserted by WRE in Debtor's bankruptcy case.

c. So long as OWS, Redux, the Debtor or any of their affiliates shall remain in possession of or use any part of the business premises that is the subject of that certain sub-lease by and between WRE and OWS and OWS and the Debtor, Redux shall cause all ongoing rent payment obligations in the stated amount of $10,000 per month to WRE to be timely paid from and after the date of this Stipulation. In the event such rent obligations are not timely paid, WRE shall preserve all available legal and equitable rights and remedies.

5. Subject to and conditioned upon the timely performance of all obligations hereunder and except as preserved hereunder, Redux and OWS on the one hand and WRE on the other hand, and each of them, agree to, and by signing this Stipulation do, forever waive and

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

release each other, from any and all claims, liabilities, actions, causes of action, suits at law or equity, debts, controversies, damages, costs, expenses and fees (including, without limitation, those of attorneys) of whatever kind or nature which arise out of the transactions by and between OWS and/or the Debtor and WRE which formed the basis of the claims asserted by WRE in the Debtor's bankruptcy case. The foregoing waiver and release shall not apply to any obligations, debts or claims arising under this Stipulation, any claims WRE did not include in the proof of claim filed in the Debtor's bankruptcy case, including any such claims WRE may have against Redux, or any claims WRE may have against any entity or individual who is not a Party hereto, including claims WRE may have against Adam Michelin.

6. Waiver of California Civil Code Section 1542

The Parties, and each of them individually, expressly waive the provisions of Section 1542 of the California Civil Code, which provides:

> "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Notwithstanding the provisions of Section 1542, and any similar state or federal law, and for the purpose of implementing a full and complete release and discharge of each and all of the Parties, the Parties expressly acknowledge that this Stipulation is intended to include and does include in its effect, without limitation, all claims that the Parties do not know or suspect to exist in their favor at the time they signed this Stipulation and that this Stipulation contemplates the extinguishment of all such claims, notwithstanding the discovery or existence of any additional or different facts from those that they now know or believe to be true. Each Party warrants and represents to each other Party that the effect and import of the release and waiver provisions above have been fully explained to it by its attorney.

7. The Parties acknowledge and agree that this Stipulation provides for the resolution of disputed claims. Nothing contained herein shall be deemed to be an admission regarding the validity of the claims asserted by any Party. Without limiting the generality of the

foregoing, WRE hereby acknowledges that the Debtor hereby makes no admission regarding the validity of WRE's general unsecured claim and agrees to provide to WRE an allowed general unsecured claim pursuant to paragraph 4(a) hereof solely as a compromise of the WRE Claim in order to avoid the expense and disruption attendant to litigation with WRE regarding the WRE Claim and the Objection.

8. The Parties agree that they will execute any documents and take further steps necessary to consummate the terms of this Stipulation. This Stipulation contains the entire agreement of the Parties, and no representations, warranties, inducements or promises not included herein by express provision or contained in a document or instrument identified herein and executed contemporaneously herewith shall be binding on any party hereto.

9. This Stipulation may be executed and delivered in counterparts, each of which shall constitute an original and which together shall constitute one and the same Stipulation.

10. Each individual executing this Stipulation on behalf of a corporation, partnership or other entity represents that he or she is duly authorized to execute and deliver this consent on behalf of the corporation or entity and agrees to deliver evidence of his or her authority if requested by the other party.

11. The Debtor shall use its commercially reasonable best efforts to obtain from the Bankruptcy Court an order approving this Stipulation in accordance with the requirements of the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules ("Approval Order").

12. This Stipulation is conditioned upon and shall become final upon the entry of an Approval Order authorizing the Debtor to enter into it and approving the terms set forth herein.

13. This Stipulation is made pursuant to, and shall be governed by and construed in accordance with the laws of the State of California and the United States Bankruptcy Code.

14. It is the belief of the parties that the terms of this Stipulation do not contain any provision contrary to law. However, if any provision of this Stipulation, or portion thereof, shall be determined to be illegal, invalid, or unenforceable, that provision (or portion thereof) shall be severed and the remaining parts shall be valid and enforceable, so long as the remaining parts

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

continue to fulfill the original intent of the parties and there is no material failure of consideration.

15. Should any dispute arise regarding this Stipulation, the Bankruptcy Court shall have exclusive jurisdiction to resolve any such dispute(s).

IT IS SO STIPULATED AND AGREED.

WINDOW ROCK ENTERPRISES, INC.

Dated: February ___, 2007

By: ______________________________
Stephen Cheng
Chief Executive Officer

NATURADE, INC.

Dated: February ___, 2007

By: ______________________________
Richard Munro
Its: President and Chief Executive Officer

REDUX HOLDINGS, INC.

Dated: February ___, 2007

By: ______________________________
Adam Michelin
Its: ______________________________

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

continue to fulfill the original intent of the parties and there is no material failure of consideration.

15. Should any dispute arise regarding this Stipulation, the Bankruptcy Court shall have exclusive jurisdiction to resolve any such dispute(s).

IT IS SO STIPULATED AND AGREED.

WINDOW ROCK ENTERPRISES, INC.

Dated: February 28, 2007 By: ______________________
Stephen Cheng
Chief Executive Officer

NATURADE, INC.

Dated: February ___, 2007 By: ______________________
Richard Munro
Its: President and Chief Executive Officer

REDUX HOLDINGS, INC.

Dated: February ___, 2007 By: ______________________
Adam Michelin
Its: ______________________

SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre Drive
Suite 300
Foothill Ranch, CA 92610

APPROVED AS TO FORM.

SHULMAN HODGES & BASTIAN LLP

Dated: February 28, 2007

By: ______________________
James C. Bastian, Jr.
Attorneys for Creditor, Window Rock Enterprises, Inc.

WINTHROP COUCHOT PROFESSIONAL CORPORATION

Dated: February ___, 2007

By: ______________________
Richard H. Golubow
Attorneys for Debtor, Naturade, Inc.

ORDER

IT IS SO ORDERED.

Dated:

____
ROBERT KWAN
UNITED STATES BANKRUPTCY JUDGE